UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 14, 2011

China Century Dragon Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53021	26-1583852
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Room 801, No. 7, Wenchanger Road, Jiangbei, Huizhou City, Guangdong Province, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code	0086-0752-3138789

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2011, China Century Dragon Media, Inc. (the "Company") received a determination from a Listing Qualifications Panel (the "Panel") of the Committee on Securities of the NYSE Amex LLC (the "Exchange") following a hearing before the Panel on June 10, 2011, indicating that the Panel has denied the Company’s request for continued listing and, consequently, the Exchange will suspend the Company’s listing effective with the open of business on Friday, June 17, 2011.  The Company intends to appeal the Panel’s determination to the Exchange’s full Committee on Securities; however, the Company’s stock will remain suspended on the Exchange pending the appeal.  In the event the Company’s appeal is not successful, the Company’s securities would be delisted from the Exchange.  There can be no assurance that the Company’s appeal will be successful.

Upon suspension from the Exchange, the Company’s common stock will be eligible to trade in the "grey market" where securities that are not listed, traded or quoted on any U.S. stock exchange, the OTC Bulletin Board or OTC Link are found.  Grey market trades are reported by broker-dealers to their Self Regulatory Organization ("SRO") and the SRO distributes the trade data to market data vendors and financial websites, such as Yahoo!® Finance, so investors can track price and volume.   The Company’s stock is not immediately eligible for trading on the over-the-counter (OTC) market due to the fact that trading in the Company’s stock was previously halted on the Exchange.

The Company remains committed to executing on the compliance plan it presented to the Exchange. The Special Investigation Committee, with the support and cooperation of the Company and the assistance of its independent legal counsel and forensic accounting advisors, is focused on completing the investigation and subsequent audit process so that any concerns about the Company raised in connection with the resignation of the Company’s former audit firm, MaloneBailey LLP, can be refuted or otherwise properly addressed and the Company can provide accurate and complete financial information to its shareholders and the investing public as soon as possible.

Item 7.01	Regulation FD Disclosure.

On June 17, 2011, the Company issued a press release announcing the receipt of the additional deficiency letter from the Exchange.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Century Dragon Media, Inc.

Dated: June 17, 2011	By:	/s/ Dapeng Duan
	Name:	Dapeng Duan
	Title:	Chief Financial Officer